Exhibit 99.13

CONSENT OF CLERC S.A., COMPAGNIE LUXEMBOURGEOISE D’EXPERTISE ET DE RéVISION COMPTABLE
     We hereby consent to the use of our auditors’ report (un rapport écrit destiné aux actionnaires) to the Board of Directors of Arcelor S.A. (“Arcelor”) included as an appendix to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form F-4 of Arcelor relating to the merger of ArcelorMittal S.A. into Arcelor.
     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Luxembourg, September 27, 2007
CLERC S.A., Réviseurs d’entreprises

/s/ CLERC S.A.